Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") of Handy Hardware Wholesale, Inc. ("Handy") as filed with the Securities and Exchange Commission on August 13, 2002, each of the undersigned, in his or her capacity as an officer of Handy, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Handy.

    Dated:  August 13, 2002                       /s/ Don Jameson
                                                  ------------------------------
                                                  Don Jameson
                                                  President
                                                  Chief Executive Officer

    Dated:  August 13, 2002                       /s/ Tina S. Kirbie
                                                  ------------------------------
                                                  Tina S. Kirbie
                                                  Senior Vice President, Finance
                                                  Secretary and Treasurer
                                                  Chief Financial Officer

This certification made in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 accompanies the Quarterly Report of Handy on Form 10-Q for the period ended June 30, 2002. This certification shall not be deemed filed by Handy for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.